Exhibit 99.1 News Release

Contacts:

Jerri Fuller Dickseski (Media)
jerri.dickseski@hii-co.com
757-380-2341

Dwayne Blake (Investors)
dwayne.blake@hii-co.com
757-380-2104

Huntington Ingalls Industries Reports First Quarter 2015 Results

•	Revenues were $1.57 billion for the quarter

•	Segment operating margin was 8.2 percent

•	Total operating margin was 9.9 percent

•	Diluted earnings per share was $1.79 for the quarter

•	Cash and cash equivalents at the end of the quarter were $904 million

NEWPORT NEWS, Va. (May 7, 2015) - Huntington Ingalls Industries (NYSE:HII) reported first quarter 2015 revenues of $1.57 billion, down 1.5 percent compared to the same period last year. Diluted earnings per share in the quarter was $1.79, compared to diluted earnings per share of $1.81 in the same period of 2014.
Segment operating income was $128 million and segment operating margin was 8.2 percent in the first quarter of 2015, compared to $137 million and 8.6 percent in the same period last year. Total operating income was $156 million and total operating margin was 9.9 percent in the first quarter of 2015, compared to $159 million and 10.0 percent in the same period last year. These decreases were primarily driven by operating performance in the Other segment.
New business awards for the quarter were approximately $1.6 billion, which included contracts for construction of the eighth National Security Cutter (NSC) Midgett, continued construction for CVN-78 Gerald R. Ford and advance planning for the CVN-73 USS George Washington refueling and complex overhaul (RCOH). Total backlog as of March 31, 2015, was approximately $21.5 billion, of which $14.1 billion was funded.
“During the quarter, solid operating performance at both Ingalls and Newport News was impacted by underperformance in the Other segment due to continued weakness in the oil and gas market,” said HII President and CEO Mike Petters. “We've taken decisive actions to right-size the Other segment for the current environment, and these actions will position it to be stronger when the market rebounds.”

Huntington Ingalls Industries
4101 Washington Ave. • Newport News, VA 23607
www.huntingtoningalls.com

First Quarter 2015 Highlights

	Three Months Ended
	March 31
($ In millions, except per share amounts)	2015	2014	$ Change	% Change
Revenues	$1,570	$1,594	$(24)	(1.5)%
Segment operating income[1]	128	137	(9)	(6.6)%
Segment operating margin %[1]	8.2%	8.6%		-44 bps
Total operating income	156	159	(3)	(1.9)%
Total operating margin %	9.9%	10.0%		-4 bps
Net earnings	87	90	(3)	(3.3)%
Diluted earnings per share	$1.79	$1.81	$(0.02)	(1.1)%
Weighted-average diluted shares outstanding	48.7	49.7

Pension-adjusted Operating Highlights
Total operating income	156	159	(3)	(1.9)%
FAS/CAS Adjustment	(27)	(22)	(5)	22.7%
Pension-adjusted operating income[2]	129	137	(8)	(5.8)%
Pension-adjusted operating margin %[2]	8.2%	8.6%		-38 bps

Adjusted Net Earnings
Net earnings	87	90	(3)	(3.3)%
After-tax FAS/CAS Adjustment[3]	(18)	(14)	(4)	28.6%
Adjusted net earnings[2]	69	76	(7)	(9.2)%
Weighted-average diluted shares outstanding	48.7	49.7
Adjusted diluted earnings per share[2]	$1.42	$1.53	$(0.11)	(7.2)%
[1] Non-GAAP metric that excludes non-segment factors affecting operating income. See Exhibit B for definition and reconciliation.
[2] Non-GAAP metric - see Exhibit B for definition.
[3] Tax effected at 35% federal statutory tax rate.

Huntington Ingalls Industries
4101 Washington Ave. • Newport News, VA 23607
www.huntingtoningalls.com

Operating Segment Results

Ingalls Shipbuilding

	Three Months Ended
	March 31
($ In millions)	2015	2014	$ Change	% Change
Revenues	$469	$547	$(78)	(14.3)%
Operating income (loss)	45	43	2	4.7%
Operating margin %	9.6%	7.9%		173 bps

Ingalls revenues for the quarter decreased $78 million, or 14.3 percent, from the same period in 2014, driven by lower volumes in amphibious assault ships and the NSC program, partially offset by higher volumes in surface combatants. The decrease in amphibious assault ships revenues was due to lower volumes on LHA-6 USS America, LPD-27 Portland and LPD-26 John P. Murtha, partially offset by higher volumes on LHA-7 Tripoli. The decrease in NSC program revenues was due to lower volume on NSC-4 USCGC Hamilton, partially offset by higher volume on NSC-7 Kimball. The increase in surface combatants revenues was due to higher volumes on DDG-119 Delbert D. Black and DDG-113 John Finn, partially offset by lower volumes on the DDG-1000 Zumwalt-class destroyer program.
Ingalls operating income for the quarter was $45 million, a $2 million increase from the same period in 2014. Ingalls operating margin was 9.6 percent for the quarter, compared to 7.9 percent in Q1 2014. These increases were primarily due to risk retirement on LHA-6 USS America, partially offset by lower revenues.
Key Ingalls highlights for the quarter:

•	Christened LPD-26 John P. Murtha

•	Began construction on NSC-7 Kimball

•	Launched John Finn (DDG 113)

•	Received a $604.3 million contract modification to fund construction of the Arleigh Burke-class guided missile destroyer DDG-121

•	Received a $499.8 million contract to fund construction of NSC-8 Midgett

Huntington Ingalls Industries
4101 Washington Ave. • Newport News, VA 23607
www.huntingtoningalls.com

Newport News Shipbuilding

	Three Months Ended
	March 31
($ In millions)	2015	2014	$ Change	% Change
Revenues	$1,061	$1,047	$14	1.3%
Operating income (loss)	93	94	(1)	(1.1)%
Operating margin %	8.8%	9.0%		-21 bps

Newport News revenues for the first quarter increased $14 million, or 1.3 percent, from the same period in 2014, primarily driven by higher volumes in submarines and fleet support services, partially offset by lower volumes in aircraft carriers. The increase in submarines revenues related to the SSN-774 Virginia-class submarine (VCS) program was due to higher volumes on Block IV boats, partially offset by lower volumes on the Block II and Block III boats. The increase in fleet support services revenues was primarily due to higher volumes on aircraft carrier maintenance. The decrease in aircraft carrier revenues was due to lower volumes on the execution contract for CVN-72 USS Abraham Lincoln RCOH and the construction contract for CVN-78 Gerald R. Ford, partially offset by higher volumes on the construction preparation contract for CVN-79 John F. Kennedy.
Newport News operating income for the quarter was $93 million, a $1 million decrease from the same period in 2014. Newport News operating margin was 8.8 percent for the quarter, down from 9.0 percent in Q1 2014. These decreases were primarily due to lower risk retirement on CVN-78 Gerald R. Ford and lower volumes on aircraft carrier RCOH programs, partially offset by higher risk retirement on the VCS program.
Key Newport News highlights for the quarter:

•	Received a $224 million contract modification for advanced planning of the CVN-73 USS George Washington RCOH

•	Crew moved aboard Virginia-class submarine John Warner (SSN 785)

•	Acquired The Columbia Group's Engineering Solutions Division, a leading designer and builder of unmanned underwater vehicles for domestic and international customers

Huntington Ingalls Industries
4101 Washington Ave. • Newport News, VA 23607
www.huntingtoningalls.com

Other
Revenues in the Other segment were $40 million in the quarter and the operating loss was $10 million. The operating loss was primarily driven by lower volumes due to project delays and work scope reductions as well as higher operating costs associated with cost measures taken during the quarter.

The Company
Huntington Ingalls Industries is America’s largest military shipbuilding company and a provider of engineering, manufacturing and management services to the nuclear energy, oil and gas markets. For more than a century, HII’s Newport News and Ingalls shipbuilding divisions in Virginia and Mississippi have built more ships in more ship classes than any other U.S. naval shipbuilder. Headquartered in Newport News, Virginia, HII employs approximately 38,000 people operating both domestically and internationally. For more information, visit: www.huntingtoningalls.com.

Huntington Ingalls Industries will webcast its earnings conference call at 9 a.m. ET on May 7. A live audio broadcast of the conference call and supplemental presentation will be available on the investor relations page of the company's website: www.huntingtoningalls.com.

Statements in this release, other than statements of historical fact, constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties that could cause our actual results to differ materially from those expressed in these statements. Factors that may cause such differences include: changes in government and customer priorities and requirements (including government budgetary constraints, shifts in defense spending, and changes in customer short-range and long-range plans); our ability to obtain new contracts, estimate our future contract costs and perform our contracts effectively; changes in government regulations and procurement processes and our ability to comply with such requirements; our ability to realize the expected benefits from consolidation of our Ingalls facilities; natural disasters; adverse economic conditions in the United States and globally; risks related to our indebtedness and leverage; and other risk factors discussed in our filings with the U.S. Securities and Exchange Commission. There may be other risks and uncertainties that we are unable to predict at this time or that we currently do not expect to have a material adverse effect on our business, and we undertake no obligations to update any forward-looking statements. You should not place undue reliance on any forward-looking statements that we may make.

Huntington Ingalls Industries
4101 Washington Ave. • Newport News, VA 23607
www.huntingtoningalls.com

Exhibit A: Financial Statements

HUNTINGTON INGALLS INDUSTRIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (UNAUDITED)

	Three Months Ended March 31
($ in millions, except per share amounts)	2015	2014
Sales and service revenues
Product sales	$1,250	$1,332
Service revenues	320	262
Total sales and service revenues	1,570	1,594
Cost of sales and service revenues
Cost of product sales	985	1,060
Cost of service revenues	280	227
Income (loss) from operating investments, net	1	2
General and administrative expenses	150	150
Operating income (loss)	156	159
Other income (expense)
Interest expense	(23)	(27)
Earnings (loss) before income taxes	133	132
Federal income taxes	46	42
Net earnings (loss)	$87	$90

Basic earnings (loss) per share	$1.80	$1.83
Weighted-average common shares outstanding	48.4	49.1

Diluted earnings (loss) per share	$1.79	$1.81
Weighted-average diluted shares outstanding	48.7	49.7

Dividends declared per share	$0.40	$0.20

Net earnings (loss) from above	$87	$90
Other comprehensive income (loss)
Change in unamortized benefit plan costs	22	8
Other	(2)	1
Tax benefit (expense) for items of other comprehensive income	(7)	(3)
Other comprehensive income (loss), net of tax	13	6
Comprehensive income (loss)	$100	$96

Huntington Ingalls Industries
4101 Washington Ave. • Newport News, VA 23607
www.huntingtoningalls.com

HUNTINGTON INGALLS INDUSTRIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL POSITION (UNAUDITED)

($ in millions)	March 31 2015	December 31 2014
Assets
Current Assets
Cash and cash equivalents	$904	$990
Accounts receivable, net	1,219	1,038
Inventoried costs, net	336	339
Deferred income taxes	132	129
Prepaid expenses and other current assets	37	50
Total current assets	2,628	2,546
Property, plant, and equipment, net of accumulated depreciation of $1,388 million as of 2015 and $1,351 million as of 2014	1,768	1,792
Goodwill	1,032	1,026
Other purchased intangibles, net	540	547
Pension plan assets	21	17
Long-term deferred tax asset	203	212
Miscellaneous other assets	127	129
Total assets	$6,319	$6,269
Liabilities and Stockholders' Equity
Current Liabilities
Trade accounts payable	$307	$269
Accrued employees’ compensation	183	248
Current portion of long-term debt	108	108
Current portion of postretirement plan liabilities	143	143
Current portion of workers’ compensation liabilities	223	221
Advance payments and billings in excess of revenues	78	74
Other current liabilities	290	249
Total current liabilities	1,332	1,312
Long-term debt	1,592	1,592
Pension plan liabilities	949	939
Other postretirement plan liabilities	509	507
Workers’ compensation liabilities	453	449
Other long-term liabilities	104	105
Total liabilities	4,939	4,904
Commitments and Contingencies	—	—
Stockholders’ Equity
Common stock, $0.01 par value; 150 million shares authorized; 52.0 million issued and 48.6 million outstanding as of March 31, 2015, and 51.5 million issued and 48.3 million outstanding as of December 31, 2014	1	1
Additional paid-in capital	1,922	1,959
Retained earnings (deficit)	593	525
Treasury stock	(287)	(258)
Accumulated other comprehensive income (loss)	(849)	(862)
Total stockholders’ equity	1,380	1,365
Total liabilities and stockholders’ equity	$6,319	$6,269

Huntington Ingalls Industries
4101 Washington Ave. • Newport News, VA 23607
www.huntingtoningalls.com

HUNTINGTON INGALLS INDUSTRIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	Three Months Ended March 31
($ in millions)	2015	2014
Operating Activities
Net earnings (loss)	$87	$90
Adjustments to reconcile to net cash provided by (used in) operating activities
Depreciation	39	54
Amortization of purchased intangibles	7	6
Amortization of debt issuance costs	3	3
Stock-based compensation	4	5
Excess tax benefit related to stock-based compensation	(13)	(2)
Deferred income taxes	(1)	8
Change in
Accounts receivable	(189)	(162)
Inventoried costs	3	(2)
Prepaid expenses and other assets	(11)	(4)
Accounts payable and accruals	39	(197)
Retiree benefits	30	(13)
Other non-cash transactions, net	(1)	—
Net cash provided by (used in) operating activities	(3)	(214)
Investing Activities
Additions to property, plant, and equipment	(20)	(24)
Acquisitions of businesses, net of cash received	(6)	(46)
Proceeds from disposition of assets	32	—
Net cash provided by (used in) investing activities	6	(70)
Financing Activities
Dividends paid	(19)	(10)
Repurchases of common stock	(29)	(10)
Employee taxes on certain share-based payment arrangements	(54)	—
Proceeds from stock option exercises	—	1
Excess tax benefit related to stock-based compensation	13	2
Net cash provided by (used in) financing activities	(89)	(17)
Change in cash and cash equivalents	(86)	(301)
Cash and cash equivalents, beginning of period	990	1,043
Cash and cash equivalents, end of period	$904	$742
Supplemental Cash Flow Disclosure
Cash paid for income taxes	$26	$30
Cash paid for interest	$23	$45
Non-Cash Investing and Financing Activities
Capital expenditures accrued in accounts payable	$3	$2

Huntington Ingalls Industries
4101 Washington Ave. • Newport News, VA 23607
www.huntingtoningalls.com

Exhibit B: Reconciliations

We make reference to “segment operating income,” “segment operating margin,” “pension-adjusted operating income,” “pension-adjusted operating margin,” “adjusted net earnings,” and “adjusted diluted earnings per share.”

Segment operating income is total operating income before the FAS/CAS Adjustment and deferred state income taxes.

Segment operating margin is segment operating income as a percentage of total sales and service revenues.

Pension-adjusted operating income is total operating income adjusted for the FAS/CAS Adjustment.

Pension-adjusted operating margin is pension-adjusted operating income as a percentage of total sales and service revenues.

Adjusted net earnings is net earnings adjusted for the tax effected FAS/CAS Adjustment.

Adjusted diluted earnings per share is adjusted net earnings divided by the weighted-average diluted common shares outstanding.

We internally manage our operations by reference to "segment operating income" and "segment operating margin," which are not recognized measures under GAAP. When analyzing our operating performance, investors should use segment operating income and segment operating margin in addition to, and not as alternatives for, total operating income and total operating margin or any other performance measure presented in accordance with GAAP. They are metrics we use to evaluate our core operating performance. We believe segment operating income and segment operating margin reflect an additional way of viewing aspects of our operations that, when viewed with our GAAP results, provides a more complete understanding of factors and trends affecting our business. We believe these measures are used by investors and are a useful indicator to measure our performance. Because not all companies use identical calculations, our presentation of segment operating income and segment operating margin may not be comparable to similarly titled measures of other companies.

Pension-adjusted operating income, pension-adjusted operating margin, adjusted net earnings and adjusted diluted earnings per share are not measures recognized under GAAP. They should be considered supplemental to and not a substitute for financial information prepared in accordance with GAAP. We believe these metrics are useful to investors because they normalize our operating performance by excluding non-recurring items or items that do not reflect our core operating performance. They may not be comparable to similarly titled measures of other companies.

Huntington Ingalls Industries
4101 Washington Ave. • Newport News, VA 23607
www.huntingtoningalls.com

Reconciliation of Segment Operating Income and Segment Operating Margin

	Three Months Ended
	March 31
($ in millions)	2015	2014
Sales and Service Revenues
Ingalls	$469	$547
Newport News	1,061	1,047
Other	40	—
Total Sales and Service Revenues	1,570	1,594
Segment Operating Income
Ingalls	45	43
As a percentage of revenues	9.6%	7.9%
Newport News	93	94
As a percentage of revenues	8.8%	9.0%
Other	(10)	—
As a percentage of revenues	(25.0)%	—
Total Segment Operating Income	128	137
As a percentage of revenues	8.2%	8.6%
Non-segment factors affecting operating income
FAS/CAS Adjustment	27	22
Deferred state income taxes	1	—
Total Operating Income	156	159
Interest expense	(23)	(27)
Federal income taxes	(46)	(42)
Net Earnings	$87	$90

Huntington Ingalls Industries
4101 Washington Ave. • Newport News, VA 23607
www.huntingtoningalls.com